Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
R.H. Donnelley Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-56289, 33-64317, 33-126173, 33-127939, 333-46615, 333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613, 333-131408, 333-139213, 333-145998, 333-155554) on Forms S-8 of R.H. Donnelley Corporation of our reports dated March 27, 2009, with respect to the consolidated balance sheets of R.H. Donnelley Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income (loss), cash flows and changes in shareholders’ equity (deficit) for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of R.H. Donnelley Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurement, effective January 1, 2008, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109, effective January 1, 2007 and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective December 31, 2006.

Our report on the consolidated financial statements contains an explanatory paragraph that states that the Company has significant amounts of maturing debt which it may be unable to satisfy commencing March 31, 2010, significant negative impacts on operating results and cash flows from the overall downturn in the global economy and higher customer attrition, and possible debt covenant violations in 2009 that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from that uncertainty.

/s/  KPMG LLP

Raleigh, North Carolina
March 27, 2009